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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): NOVEMBER 4, 1996

                          MERIDIAN NATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         Delaware                   0-14203                 34-1470518
         --------                   -------                 ----------
      (State or Other           (Commission File          (IRS Employer
       Jurisdiction of              Number)              Identification No.)
       Incorporation)

           805 Chicago Street, Toledo, Ohio                   43611
       (Address of Principal Executive Offices)            (Zip Code)

       Registrant's telephone number, including area code: (419) 729-3918

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ITEM 5.  OTHER EVENTS

         Environmental Purification Industries Company ("EPIC"), a partnership owned by two wholly-owned subsidiaries of Meridian National Corporation (the "Company"), which is engaged in the recycling of paint wastes, has commenced an expansion project at its facility in Toledo, Ohio. The project, currently anticipated to be operational in February or March 1997, has been undertaken to expand the capabilities and capacity of its paint waste recycling services. The expansion will supplement EPIC's existing recycling methods and will utilize a new technology for recycling paint wastes, the Polymeric Recovery System ("PRS"), which produces a recycled product used in the making of compounded polymer products such as sealants and adhesives.

         The cost of the expansion, estimated to be $2,300,000, was to have been paid for by a combination of (i) anticipated proceeds from a planned initial public offering of an approximate 50% interest in the EPIC paint waste recycling operation and (ii) debt financing. Due to weakness in the investment market for the public offering, the planned offering has been indefinitely delayed. Accordingly, the Company has made alternative arrangements to fund the project through a combination of short-term debt financing and a private placement of a 20% equity interest in EPI Technologies, Inc., a wholly-owned subsidiary incorporated to hold the Company's investment in the two wholly-owned subsidiaries which own EPIC.

         On November 4, 1996, the Company borrowed $1,700,000 from its major bank lender to fund the majority of the PRS expansion project. The loan is secured by the project equipment and, additionally, is guaranteed , up to $750,000, by MNP Corporation, whose principal owner is a member of the Company's Board of Directors. The loan agreement calls for a $200,000 closing fee, of which $25,000 was paid at the loan closing and $175,000 is payable October 31, 1997, or sooner, in the event the Company completes a public offering for shares of the common stock of EPI Technologies. The Company also obtained extensions of the due date on $650,000 of notes payable to the bank, until September 30, 1997. The $650,000 notes require monthly interest payments and the $1,700,000 note requires monthly payments of $21,000 plus interest. The unpaid balance of the $1,700,000 note is due October 31, 1997. The $650,000 and $1,700,000 notes
(collectively "the Borrowings") become due immediately upon the completion of a public offering of shares EPI Technologies. The Borrowings are guaranteed by William D. Feniger, chairman and Chief Executive Officer of the Company and bear interest at the bank's prime rate plus 1 1/2%.

         On November 19, 1996, the Company completed a private placement through the sale of previously unissued shares of common stock of EPI Technologies for $600,000, representing a 20% equity interest in the wholly-owned subsidiary. The

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investors, comprised of MNP Corporation and two unrelated individual investors,
(the "Minority Holders") each purchased an equal 6 1/3% interest. The agreements evidencing the sale grant the Minority Holders (i) representation on the Board of Directors of EPI Technologies and (ii) certain rights in the event the Company proposes to sell some or all of its remaining 80% interest. The Minority Holders' interest contain certain restrictions on transfers and the underlying shares of common stock are not registered for public sale, but do carry registration rights in the event any securities of EPI Technologies are registered under the Securities Act of 1933. The proceeds will be used to complete the PRS expansion project, repay a short-term note of $55,000 due to William D. Feniger, and for working capital and other general corporate purposes of EPI Technologies, which may include portions of unpaid legal, accounting and printing costs previously incurred related to the Company's previous attempt to complete a public offering of shares of EPI Technologies.

ITEM 7.     EXHIBITS

      Additional exhibit
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      99.1  Meridian National Corporation - Pro Forma Condensed Financial
               Statements (Unaudited)

            Pro Forma Balance Sheet as of September 30, 1996

            Statement of Changes in Stockholders' Equity for the seven months ended September 30, 1996

            Note to Financial Statements





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MERIDIAN NATIONAL CORPORATION

Dated:  November 27, 1996                   By:  /s/ James L. Rosino
                                                --------------------------
                                                James L. Rosino
                                                Vice President, Finance





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